Exhibit 99.1

Results of The PMI Group, Inc. Annual Meeting of Stockholders

At The PMI Group’s Annual Meeting of Stockholders on May 19, 2005, the following individuals were elected to the Board of Directors.

	Votes For	Votes Withheld
Mariann Byerwalter	84,091,316	728,667
Dr. James C. Castle	84,091,180	728,803
Carmine Guerro	84,104,480	715,503
W. Roger Haughton	82,990,223	1,829,760
Wayne E. Hedien	83,949,027	870,956
Louis G. Lower II	84,104,759	715,224
Raymond L. Ocampo Jr.	83,971,353	848,630
John D. Roach	84,089,563	730,420
Dr. Kenneth T. Rosen	84,009,742	810,241
Steven Scheid	81,892,887	2,927,096
L. Stephen Smith	84,081,960	738,023
Richard L. Thomas	84,028,531	791,452
José H. Villarreal	84,081,495	738,488
Mary Lee Widener	84,011,017	808,966
Ronald H. Zech	84,028,631	791,352

The following proposal was ratified at the Company’s Annual Meeting.

	Votes For	Votes Against	Abstain
Ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2005	84,514,843	287,288	16,451

The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting was April 1, 2005. As of the close of business on that date, approximately 93,778,193 shares of common stock were outstanding.